EXHIBIT 10.15

                              EMPLOYMENT AGREEMENT
                                 BY AND BETWEEN
                               TRIAD MEDICAL INC.
                              AND MICHAEL CAMPBELL
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                              EMPLOYMENT AGREEMENT


      THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into on September __, 1997, between TRIAD Medical Inc., a Delaware corporation (the "Company"), and Michael Campbell, an individual (the "Executive").

                                   RECITALS

      WHEREAS, the Company has been formed to engage, and to acquire businesses that are engaged, in the business of selling and distributing specialty medical products and equipment to hospitals and alternative site healthcare service companies and providers, such as but not limited to, sub-acute care facilities, nursing facilities, home healthcare providers and physician groups (the "Business");

      WHEREAS, on the date of this Agreement, the Company, HTD Acquisition, Inc., a wholly owned subsidiary of the Company (the "Merger Subsidiary"), Healthcare Technology Delivery, Inc., a Delaware corporation (the "Acquired Company"), and the stockholders of the Acquired Company, are entering into an Agreement and Plan of Reorganization (the "Acquisition Agreement"), under which the Acquired Company will merge with the Merger Subsidiary in a merger (the "Merger") of which the Acquired Company will be the surviving corporation and as a result of which the Acquired Company will become a wholly owned subsidiary of the Company;

      WHEREAS, the Executive is a stockholder and/or serves as a director, officer and/or employee of the Acquired Company;

      WHEREAS, the Company wishes to employ the Executive effective upon consummation of the Merger, and the Executive is willing to accept such employment, on the terms and conditions of this Agreement; and

      WHEREAS, the respective agreements of the Company and the Executive set forth herein are ancillary to the Company's acquisition of the Acquired Company, and the Company, as a condition to its entering into the Acquisition Agreement and consummating the Merger, is requiring that the Executive agree to the provisions of this Agreement which restrict the Executive from competing with the Company;

                                   AGREEMENT

      NOW, THEREFORE, in consideration of the Company agreeing to employ the Executive and the mutual promises and covenants set forth herein, to induce the Company to enter into the Acquisition Agreement and to consummate the Merger, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the Company and the Executive agree as follows:
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      1.    EMPLOYMENT, DUTIES AND ACCEPTANCE.

            1.1 EMPLOYMENT BY THE COMPANY. The Company agrees to employ the Executive as Regional President Southeast of the Company for the duration of the Employment Term (as hereinafter defined in Section 2 below), to render such services and to perform such duties as are customarily attendant to such position or management responsibility to which the Executive is assigned, as well as such other duties, which are not inconsistent with such position or management responsibility, as shall from time to time reasonably be requested by the Board of Directors of the Company (the "Board of Directors") or the officers of the Company senior to the Executive.

            1.2 ACCEPTANCE OF EMPLOYMENT BY THE EXECUTIVE. The Executive hereby accepts such employment for the Employment Term and agrees to render the services required of him under Section 1.1. During the Employment Term, the Executive shall devote his full business time, attention and energy to the business of the Company and the performance of his duties under this Agreement. The foregoing shall not, however, prohibit the Executive from making and managing personal investments, or from engaging in civic or charitable activities, that do not materially impair the performance of his duties under this Agreement. If appointed or elected, as applicable, the Executive also shall serve during all or any part of the Employment Term as any other officer and/or as a director of the Company or any of its subsidiaries or affiliates, without any additional compensation other than that specified in this Agreement.

            1.3 PLACE OF PERFORMANCE. The Executive shall be based in the Greater Birmingham Metrolpolitan Area, and nothing in this Agreement shall require the Executive to relocate his base of employment or principal place of residence from the Greater Birmingham Metrolpolitan Area.

            1.4 TERMINATION OF EXISTING CONTRACTS. The Executive agrees that all agreements and contracts, whether written or oral, relating to the employment of the Executive by the Acquired Company, or any of its subsidiaries and affiliates, shall be terminated effective as of the commencement of the Employment Term. However, nothing in this Section 1.4 shall (i) affect accrued vacation, holiday or sick pay accruals (but only to the extent such accruals were reflected in the Acquired Company's financial statements), or (ii) require the Acquired Company to cease to make available to the Executive, and, subject to his meeting all applicable eligibility requirements, the Executive shall be entitled to continue to be covered under, all group health, medical and dental insurance policies, plans and programs maintained by the Acquired Company for its employees generally, in each case until replacement coverage is provided by the Company, or (iii) impair or adversely affect any indemnification rights that Executive may have under statutes empowering corporations in the Acquired Company's state of incorporation to indemnify their officers and directors, or under the Acquired Company's bylaws or any written indemnification agreement between the Executive and the Acquired Company implementing such statutory indemnification rights, but only with respect to third party claims or proceedings that relate to actions taken by Executive as an officer or director of the Acquired Company prior to the date hereof and are disclosed in the Disclosure Statement to the Acquisition Agreement or, if asserted or brought for the

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first time after the date hereof, would not constitute a breach of the representations or warranties of the Acquired Company or its Stockholders under the Acquisition Agreement.

      2. EMPLOYMENT TERM. The term of the Executive's employment under this Agreement (the "Employment Term") shall commence on the date of consummation of the Merger pursuant to the Acquisition Agreement (the "Commencement Date"), at the Effective Time (as that term is defined in the Acquisition Agreement), and shall continue through and expire on the third anniversary of the Commencement Date (the "Expiration Date"), unless earlier terminated as herein provided. However, if the Acquisition Agreement is terminated under the terms of its
Article XII, then this Agreement shall also terminate, automatically and without the requirement of any action on the part of either of its parties.

      3.    COMPENSATION AND OTHER BENEFITS.

            3.1 ANNUAL SALARY. As compensation for services to be rendered under this Agreement, the Company shall pay the Executive a salary (the "Annual Salary"), subject to such increases as the Board of Directors may, in its discretion, approve, at a rate of $150,000 per annum. The Executive shall also be eligible, during the Employment Term, to receive such other compensation, whether in the form of cash bonuses, incentive compensation, stock options, stock appreciation rights, restricted stock awards or otherwise (collectively, the "Additional Compensation"), as the Board of Directors (or any committee of the Board) may, in its discretion, approve and as are generally made available to other members of the Company's Management holding comparable positions with the Company. The Annual Salary and the Additional Compensation shall be payable in accordance with the applicable payroll and/or other compensation policies and plans of the Company as in effect from time to time, less such deductions as shall be required to be withheld by applicable law and regulations.

            3.2 PARTICIPATION IN EMPLOYEE BENEFIT PLANS. The Executive shall be permitted, during the Employment Term, if and to the extent eligible, to participate in any group life, hospitalization or disability insurance plan, health program, pension plan, vacation programs, similar benefit plan or other "fringe benefits" of the Company, which may be available to all other members of the Company's management on generally the same terms.

            3.3 EXECUTIVE SUPPORT. The Company shall provide to the Executive office facilities, furniture, fixtures and equipment, secretarial and support personnel and other management level support services as the Executive shall reasonably request in connection with his performance of his obligations under this Agreement.

            3.4 REIMBURSEMENT OF BUSINESS EXPENSES. The Executive may incur reasonable, ordinary and necessary business expenses in the course of his performance of his obligations under this Agreement, including expenses for travel, food and entertainment. The Company shall reimburse the Executive for all such business expenses if (i) such expenses are incurred by the Executive in accordance with the Company's business expense reimbursement policy, if any, as may be established and modified by the Company from time to time, and (ii) the Executive provides to

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the Company a record of and appropriate receipts for (A) the amount of the expense, (B) the date, place and nature of the expense, (C) the business reason for the expense and (D) the names, occupations and other data concerning individuals entertained sufficient to establish their business relationship to the Company. The Company shall have no obligation to reimburse the Executive for expenses that are not incurred and substantiated as required by this Section 3.4.

            3.5 AUTOMOBILE. The Company shall provide the Executive with the use of a Company-owned or leased automobile for use by the Executive in connection with the performance of his duties under this Agreement, and shall pay the reasonable costs of insuring, operating and maintaining the automobile, or, in lieu thereof the Company at is option may pay to the Executive an automobile allowance to help defray the Executive's cost of owning and operating a personal automobile for such purpose. Such Company furnished automobile or such allowance shall be comparable to the automobile or allowance that was taken into account in determining the Merger Consideration that is to be paid by the Company to the Acquired Company's stockholders pursuant to the Acquisition Agreement.

      4.    NON-COMPETITION.

            4.1 COVENANTS AGAINST COMPETITION. The Executive acknowledges that
(i) the Company, which for purposes of this Section 4 includes TRIAD Medical Inc. and all of its present and future subsidiaries and affiliates, including such subsidiaries and affiliates as may be formed or incorporated during the Restricted Period (as defined in Section 4.1.1), is engaged in the business described in the Recitals set forth on the first page of this Agreement (the "Business"); (ii) the Executive is one of a limited number of persons who has performed a significant role in developing the Business; (iii) the Business is conducted throughout the United States; (iv) his work for the Acquired Company has given him, and his work for the Company will continue to give him, trade secrets of, and confidential information concerning, the Company; (v) the agreements and covenants contained in this Section 4 (collectively, the "Restrictive Covenants") are essential to protect the Business and the goodwill of the Company; (vi) he has means to support himself and his dependents other than by engaging in the Business in violation of the Restrictive Covenants and
(vii) the Restrictive Covenants will not impair such ability. Accordingly, the Executive agrees as follows:

                  4.1.1 NON-COMPETE. During the Restricted Period, the Executive shall not (A) engage, anywhere within the Territory (as hereinafter defined), as an officer, director or in any other managerial capacity or as an owner, co-owner or other investor or creditor in or of, or as an employee, independent contractor, consultant or advisor, or as a sales or manufacturer's representative or distributor of any kind, in any business selling any products or providing any services which are sold or offered by the Company, or have previously been sold or offered by the Company, or any of its then current or prior vendors or suppliers, on the date the Executive's employment is terminated, or (B) call on any person or entity, whose offices are located within the Territory, that at the time is, or at any time within one year prior to the date of termination of the Executive's employment was, a customer of the Company, if the Executive has knowledge of that customer relationship, PROVIDED, HOWEVER, that nothing in this Section 4.1.1 shall prohibit the Executive from owning, directly or

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      indirectly, solely as an investment, securities of any entity traded on any national securities exchange or over-the-counter market if the Executive is not a controlling person of, or a member of a group which controls, such entity and does not, directly or indirectly, own five percent or more of any class of securities of such entity. As used in this
      Section 4, the term "Territory" shall mean a radius of 100 miles around the principal office at which the Executive is employed on the Commencement Date. As used in this Section 4, the term "Restricted Period" means the period beginning on the Commencement Date and ending:

                  (i) if during the Employment Term the Executive's employment terminates as a result of (a) a termination for Cause under Section
            5.2 or (b) the Executive's voluntary resignation, the fourth anniversary of the Commencement Date;

                  (ii) if during the Employment Term the Executive's employment terminates as a result of (a) a termination without Cause under
            Section 5.3 or (b) a termination for disability under Section 5.4, the latest to occur of (a) expiration of the Severance Benefit Period (as defined in Section 5.5) or (b) the third (3rd) anniversary of the Commencement Date; or

                  (iii) if after the Employment Term the Executive's employment terminates for any reason, the latest to occur of (a) the fourth
            (4th) anniversary of the Commencement Date if he is not eligible for severance benefits under Section 5.5 or (b) the expiration of the Severance Benefit Period if the Executive is eligible for severance benefits under Section 5.5.

                  4.1.2 CONFIDENTIAL INFORMATION; PERSONAL RELATIONSHIPS. During the Restricted Period and thereafter, the Executive shall keep secret and retain in strict confidence, and shall not use for the benefit of himself or others, all confidential matters of the Company, including, without limitation, "know-how," trade secrets, customer lists, details of client or consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans, new personnel acquisition plans, methods of production and distribution, technical processes, designs and design projects, inventions and research projects of the Company learned by the Executive heretofore or during the Restricted Period.

                  4.1.3 PROPERTY OF THE COMPANY. All memoranda, notes, lists, records and other documents or papers (and all copies thereof), including such items stored in computer memories, on microfiche or by any other means, made or compiled by or on behalf of the Executive, or made available to the Executive relating to the Company, other than purely personal matters, are and shall be the Company's property and shall be delivered to the Company promptly upon the termination of the Executive's employment (whether such termination is for Cause, as hereinafter defined, or otherwise) or at any other time on request of the Company.

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                  4.1.4 EMPLOYEES OF THE COMPANY. During the Restricted Period
      and thereafter for as long as the Executive shall remain an employee of or consultant to the Company, the Executive shall not, directly or indirectly, hire or solicit any employee or independent sales agent of the Company away from the Company or encourage any such employee or agent to leave such employment.

                  4.1.5 CONSULTANTS OF THE COMPANY. During the Restricted Period and thereafter for as long as the Executive shall remain an employee of or consultant to the Company, the Executive shall not, directly or indirectly, hire or solicit any consultant then under contract with the Company or encourage such consultant to terminate such relationship.

                  4.1.6 ACQUISITION CANDIDATES. During the Restricted Period and thereafter for as long as the Executive shall remain an employee of or consultant to the Company, the Executive shall not call on any Acquisition Candidate (as defined below in this Section 4.1.6), with the knowledge of such Acquisition Candidate's status as such, for the purpose of acquiring, or arranging the acquisition of, that Acquisition Candidate by any person or entity other than the Company. In this Section 4.1.6 "Acquisition Candidate" means any person or entity engaged in any of the businesses of distributing medical or healthcare products to hospitals, clinics, physicians, laboratories, pharmacies, alternate care sites or other medical or healthcare facilities or conceiving, designing, developing or testing technologically advanced medical or healthcare products, and (i) which was called on by the Company, in connection with the possible acquisition by the Company of that person or entity, or (ii) with respect to which the Company has made an acquisition analysis.

            4.2 RIGHTS AND REMEDIES UPON BREACH. If the Executive breaches the Restrictive Covenants, the Company shall have the following rights and remedies, each of which shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity:

                  4.2.1 SPECIFIC PERFORMANCE. The right and remedy to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach of the Restrictive Covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company.

                  4.2.2 ACCOUNTING. The right and remedy to require the Executive to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits derived or received by the Executive as the result of any transaction constituting a breach of the Restrictive Covenants.

            4.3 SEVERABILITY OF COVENANTS. The Executive acknowledges and agrees that the Restrictive Covenants are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid

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or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

            4.4 REFORMATION. If any court determines that any Restrictive Covenant, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

            4.5 ENFORCEABILITY IN JURISDICTIONS. The Company and the Executive intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of the Restrictive Covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the Company and the Executive that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other jurisdiction within the geographical scope of the Restrictive Covenants, as to breaches of such covenants in such other respective jurisdictions, such covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

      5.    TERMINATION.

            5.1 TERMINATION UPON DEATH. If the Executive dies during the Employment Term, this Agreement shall terminate, except that the Executive's legal representatives, successors, heirs or assigns shall be entitled to receive the Annual Salary, the Additional Compensation and other accrued benefits, if any, earned up to the date of the Executive's death; PROVIDED, HOWEVER, if any Additional Compensation or other benefits are governed by the provisions of any written employee benefit plan or policy of the Company, any written agreement contemplated thereunder or any other separate written agreement entered into between the Executive and the Company, the terms and conditions of such plan, policy or agreement shall control in the event of any discrepancy or conflict with the provisions of this Agreement regarding such Additional Compensation or other benefit upon the death, termination or disability of the Executive.

            5.2 TERMINATION FOR CAUSE. At any time during the Employment Term, the Company shall have the right, exercisable by serving notice effective in accordance with its terms, to terminate the Executive's employment under this Agreement and discharge the Executive for Cause. If such right is exercised, then, subject to applicable law, the Company's obligation to the Executive shall be limited to the payment of any unpaid Annual Salary, Additional Compensation and other benefits, if any, accrued up to the effective date specified in the Company's notice of termination (which date shall not be retroactive). As used in this Section 5.2 and elsewhere in this Agreement, the term "Cause" shall mean that (i) there shall have been a material breach by Executive of the terms of this Agreement which either is not susceptible of cure or which is not cured within a period of ten (10) days after notice thereof, and which shall include, without limitation, the willful and continued failure or refusal by Executive to perform the material duties for which he is employed or which are assigned to him hereunder or chronic absenteeism; (ii) the Executive has knowingly, willfully and persistently failed or refused to follow the reasonable

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policies and directives established by the Board of Directors or executive officers of the Company senior to the Executive; (iii) the Executive has wrongfully misappropriated money or other assets or properties of the Company or any subsidiary or affiliate of the Company, or has committed fraud; (iv) the Executive has been convicted of or plead "nolo contendere" to any felony; or (v) the Executive's alcoholism or drug addiction, unless Executive agrees to seek treatment from a treatment program approved by the Company and promptly commences and completes the program. The determination on behalf of the Company as to whether "cause" exists shall be made by a majority vote of the Company's Board of Directors.

            5.3 TERMINATION WITHOUT CAUSE. At any time during the period beginning on the first anniversary of the Commencement Date and continuing through the end of the Employment Term, the Company, upon a determination that is made by: (i) R. Tucker Coop, in his capacity as president of the Company, or
(ii) the officer of the Company to whom the Executive directly reports, PROVIDED THAT if such officer is not R. Tucker Coop, in his capacity as President of the Company, then such termination shall require the concurrence of either: (a) R. Tucker Coop, as president of the Company, or, (b) if R. Tucker Coop is no longer the President of the Company, the Board of Directors, shall have the right, exercisable by serving notice effective in accordance with its terms, to terminate the Executive's employment under this Agreement and discharge the Executive without Cause. If such right is exercised, the Company's sole obligation to the Executive, subject to applicable law, shall be as set forth in
Section 5.5 below.

            5.4 TERMINATION UPON DISABILITY. If during the Employment Term the Executive becomes physically or mentally disabled, whether totally or partially, as evidenced by the written statement of a competent physician licensed to practice medicine in the United States, so that the Executive is unable to substantially perform his services hereunder for (i) a period of six consecutive months, or (ii) for shorter periods aggregating six months during any period of twelve consecutive months, subject to applicable law, the Company may at any time after the last day of the six consecutive months of disability or the day on which the shorter periods of disability equal an aggregate of six months with a period of twelve consecutive months, by written notice to the Executive, terminate the Executive's employment hereunder. If such right is exercised, the Company's obligation to the Executive shall be as set forth in Section 5.5 below.

            5.5 SEVERANCE BENEFIT. If at any time during or after the Employment Term, the Executive's employment by the Company is terminated for any reason other than (i) a termination for Cause under Section 5.2, (ii) his voluntary resignation, or (iii) his death, then for a period of one year following the date of termination of the Executive's employment (the "Severance Benefit Period"), the Company's sole obligation (subject to applicable law) to Executive shall be to continue to (a) pay to the Executive the amount of Annual Salary in effect at the date of termination of his employment in installments, in accordance with the Company's customary payroll and tax withholding policies and procedures, over the twelve months immediately following such termination of employment, and (ii) at the Company's expense, continue to include the Executive and his eligible dependents under the coverage of all group health, medical and dental insurance policies, plans and programs maintained by the Company during Severance Benefit Period for the Company's employees, or management employees, generally.

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            5.6 CONTINUATION OF HEALTH COVERAGE. If at any time during or after the Employment Term, the Executive's employment by the Company is terminated for any reason other than (i) a termination for Cause under Section 5.2, or (ii) his death, then for the period beginning on the date of expiration of the Severance Benefit Period and continuing until the earlier to occur of (a) the Executive's obtaining other employment through which health, medical and dental insurance coverage are available to him and (b) the Executive reaching age 65, the Company will use all commercially reasonable best efforts to make available, or to cause to be made available, to the Executive and/or his dependents, at his expense, health, medical and dental insurance coverage comparable to the coverage that is generally available to management personnel from the Company. If at any time during or after the Employment Term, the Executive's employment by the Company is terminated by the Executive's death, the Company will use all commercially reasonable best efforts to make available, or to cause to be made available, to the Executive's dependents, at their expense, health, medical and dental insurance coverage comparable to the coverage that is generally available to management personnel from the Company.

      6. INSURANCE. The Company may, from time to time, apply for and take out, in its own name and at its own expense, naming itself or others as the designated beneficiary (which it may change from time to time), policies for health, accident, disability or other insurance upon the Executive or his life, in any amount or amounts that it may deem necessary or appropriate to protect its interest. The Executive agrees to aid the Company in procuring such insurance by submitting to reasonable medical examinations and by filling out, executing and delivering such applications and other instruments in writing as may reasonably be required by an insurance company or companies to which any application or applications for insurance may be made by or for the Company.

      7. INDEMNIFICATION. The Executive shall be entitled to the benefit of the indemnification obligations of the Company set forth in Article X of the Company's Certificate of Incorporation, as amended through the date of this Agreement and Section 8 of Article X of the Company's bylaws as in effect at the date of this Agreement. The Company shall not cause or permit any rescission of, or amendment to or modification of, Article X of its Certificate of Incorporation or Section 8 of Article X of its bylaws after the date hereof to materially reduce, limit or restrict the indemnification rights of the Executive thereunder, except to the extent otherwise required by law.

      8.    OTHER PROVISIONS.

            8.1 NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, five days after the date of deposit in the United States mail, as follows:

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                  (i)   if to the Company, to:

                        TRIAD Medical Inc.
                        23161 Mill Creek Drive
                        Suite 300
                        Laguna Hills, CA 92653
                        Telecopy No.: (714) 770-0727
                        Attn.: R. Tucker Coop, President

                  (ii) if to the Executive, to:

                        Michael Campbell
                        5911 Greenwood Parkway
                        Bessemer, AL 35022
                        Telecopy No.: (205) 481-8182

      Either party may change its address for notice hereunder by notice to the other party.

            8.2 ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding between the parties with respect to its subject matter and supersedes all prior agreements, written or oral, with respect thereto; PROVIDED, HOWEVER, that nothing herein shall in any way limit the obligation, rights or liabilities of the parties under any written stock option agreement separately entered into by the parties.

            8.3 WAIVERS AND AMENDMENTS. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived,

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only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

            8.4 GOVERNING LAW; VENUE. This Agreement, except as set forth in
Section 4.5 hereof, shall be governed by, and construed in accordance with, the laws of the State of Alabama, without reference to principles governing choice or conflicts of law.

            8.5 ASSIGNMENT. This Agreement, and any rights and obligations hereunder, may not be assigned by any party hereto without the prior written consent of the other party, except that the Company may assign this Agreement to any of its subsidiaries or affiliates without the Executive's consent provided such assignment does not diminish any of the Executive's benefits, rights or obligations hereunder.

            8.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            8.7 HEADINGS. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    TRIAD MEDICAL INC.

                                    By: /S/ WILLIAM C. KLINTWORTH
                                        William C. Klintworth, CEO

                                    EXECUTIVE:

                                    /S/ MICHAEL CAMPBELL
                                    Michael Campbell

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